UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 17, 2006



                           DECKERS OUTDOOR CORPORATION
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)


            0-22446                                  95-3015862
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   (Commission File Number)               (IRS Employer Identification No.)


     495A South Fairview Avenue, Goleta, California         93117
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         (Address of principal executive offices)         (Zip code)

Registrant's telephone number, including area code         (805) 967-7611
                                                        ------------------------


                                      None
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         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01.     Entry Into a Material Definitive Agreement.

         In connection with the appointment of Peter Worley as Teva Brand President of Deckers Outdoor Corporation (the Company), Mr. Worley and the Company entered into an Employment Agreement, dated March 17, 2006. The principal terms of the Employment Agreement are described in Item 5.02 below. A copy of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         The Company announced today the appointment of Peter Worley, age 45, as Teva Brand President, effective on March 20, 2006. Mr. Worley replaces Carlo Lingiardi as Teva Brand President who was injured in a cycling accident on October 12, 2005.

         Mr. Worley brings over 20 years of industry experience to Deckers. Most recently, from October 2005 to March 2006, he served as Vice President of U.S. Sales with K-Swiss, Inc. [NASDAQ: KSWS], where he managed a sales organization comprised of 7 regional vice presidents, 7 key account directors, and approximately 45 independent sales representatives. Prior to that, from May 1996 to October 2005, he was Vice President of Product Design & Development with K-Swiss. In this role, his responsibilities included hiring and organizing design and engineering teams, implementing a cross-functional team approach to category management, and creating design and development time lines. From 1991 to 1996 and from 1986 to 1989, Mr. Worley held various managerial positions with Reebok International Ltd., including General Merchandise Manager, Tennis Marketing Director, Classic Marketing Director, Cross Training Marketing Director, Cross Training Product Manager, and Cross Training Promotions Manager. During his tenure at Reebok, he helped develop advertising and in-store point-of-purchase campaigns, worked with key national accounts to customize introductions, and played an integral role in the creation and introduction of the Preseason and Running Cross Training concepts. Mr. Worley also served as Sports Product Manager of the sunglass division of Bausch & Lomb from 1989 to 1991. He began his career with Dave McGillivray Sports Enterprises as Promotions Manager in 1985. Mr. Worley received his Bachelor of Arts degree from Principia College in Elsah, Illinois.

         Mr. Worley's employment with the Company is "at will," but the term of his Employment Agreement ends December 31, 2007. Effective as of March 20, 2006, Mr. Worley will be entitled to an annual base salary of $225,000 and will be eligible to receive a targeted annual bonus established annually by the Compensation Committee of the Board of Directors. Mr. Worley will also receive the normal fringe benefits available to other senior executives and will be entitled to severance pay under the circumstances described below.

         If Mr. Worley is terminated by the Company due to his death or total disability or for Cause, or Mr. Worley terminates his employment, other than for Good Reasons, Mr. Worley or his beneficiaries will be entitled to payment of his accrued base salary, payment for his accrued vacation, reimbursement for certain expenses, receipt of accrued and vested benefits under the Company's plans or programs and other benefits required to be paid by law, payment of any accrued but unpaid incentive bonus for the prior fiscal year and the right to exercise all vested unexercised stock options outstanding as of the termination date. If Mr. Worley is terminated by the Company without Cause or Mr. Worley terminates his employment for Good Reason, in addition to those rights described above, Mr. Worley will be entitled to payment of his base salary for six months following his termination, subject to Mr. Worley signing a release, and receipt of health benefits for a period of six months following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier. If Mr. Worley is terminated within two years of a Change of Control of the Company without Cause or by Mr. Worley for Good Reason, in addition to those rights described in the first sentence of this paragraph, Mr. Worley will be entitled to payment of a pro-rata incentive bonus based on actual performance for the year of termination, payment of one and one-half times his annual base salary plus the greater of one and one-half times the targeted incentive bonus immediately prior to the termination or one and one-half times the average actual incentive bonus for the previous three years, subject to Mr. Worley signing a release, and receipt of health benefits for a period of eighteen months following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier.

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

         As used herein, (1) Cause means (i) any willful breach of duty by Mr. Worley in the course of his employment or continued violation of written Company employment policies after written notice of such violation, (ii) violation of the Company's insider trading policies, (iii) conviction of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude, (iv) engaging in activities which materially defame the Company, or engaging in conduct which is materially injurious to the Company or its affiliates, or any of their respective customer or supplier relationships, financially or otherwise, or (v) Mr. Worley's gross negligence or continued failure to perform his duties or his continued incapacity to perform such duties, (2) Good Reason means the occurrence of a material breach of the Employment Agreement by the Company, which breach is not cured within 15 calendar days after written notice thereof is received by the Company, or, if within two years of a Change of Control, there is a reduction of Mr. Worley's total compensation, benefits, and perquisites, the Company's relocation is greater than 50 miles further from Mr. Worley's home, or a material change in Mr. Worley's position or duties, and (3) Change of Control means if there is a merger, consolidation, sale of all or a major portion of the assets of the Company (or a successor organization) or similar transaction or circumstance where any person or group (other than Douglas B. Otto) acquires or obtains the right to acquire, in one or more transactions, beneficial ownership of more than 50% of the outstanding shares of any class of voting stock of the Company (or a successor organization).

         Mr. Worley will also be a party to the Company's standard indemnification agreements, trade secret and confidentiality agreement, and invention agreement. The description of Mr. Worley's Employment Agreement set forth above is qualified in its entirety by reference to the actual terms of the Employment Agreement, which is attached hereto as Exhibit 10.1.


         Mr. Worley was not selected as an officer pursuant to any arrangement or understanding between Mr. Worley or any other person. There are no family relationships between Mr. Worley and the directors or executive officers of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company.

Item 9.01.     Financial Statements and Exhibits.

        (c)    Exhibits.

               Exhibit No.          Description
               -----------          -----------

                     10.1 Employment Agreement between Deckers Outdoor Corporation and Peter Worley (1)

                     99.1           Press release, dated March 17, 2006

                     -------
                     (1) Certain exhibit(s) or schedule(s) have been omitted and Deckers Outdoor Corporation agrees to furnish to the Commission supplementally a copy of any omitted exhibit(s) or schedule(s) upon request.




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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Deckers Outdoor Corporation

           Date:  March 20, 2006         /s/ Zohar Ziv
                                         -------------
                                         Zohar Ziv, Chief Financial Officer

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                                INDEX TO EXHIBITS


       Exhibit No.              Description
       -----------              -----------

          10.1 Employment Agreement between Deckers Outdoor Corporation and Peter Worley (1)

          99.1                  Press release, dated March 17, 2006

          -----
          (1) Certain exhibit(s) or schedule(s) have been omitted and Deckers Outdoor Corporation agrees to furnish to the Commission supplementally a copy of any omitted exhibit(s) or schedule(s) upon request.



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